UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Barnwell Industries, Inc.

(Name of Registrant as Specified in Its Charter)

__________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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This filing contains a press release issued by Barnwell Industries, Inc., dated March 16, 2020.

*****

BARNWELL INDUSTRIES, INC.	P R E S S
R E L E A S E 1100 Alakea Street, Suite 2900 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181 Website: www.brninc.com

CONTACT:	Alexander C. Kinzler
Chief Executive Officer and President

Russell M. Gifford
Executive Vice President and Chief Financial Officer

Tel: (808) 531-8400

Barnwell Industries, Inc. Sets the Record Straight Regarding Dissident Stockholders’

False and Misleading Statements

Dissident Stockholders Attempting to Gain Control of Company with Flawed Plan, Misrepresenting Company’s Progress for Own Agenda

Recommends Stockholders Vote “FOR” Barnwell’s Slate of Highly Experienced Director Nominees

on the WHITE Proxy Card Today

HONOLULU, HAWAII, March 16, 2020 – Barnwell Industries, Inc. (“Barnwell” or the “Company”) (NYSE American: BRN) today issued a factsheet for its stockholders, addressing the false and misleading statements made by a group of dissident stockholders, led by Ned Sherwood and Bradley Tirpak, who are trying to take control of the Company for their own, potentially self-serving agenda.

At the Company’s Annual Meeting of Stockholders to be held on April 3, 2020, the Barnwell Board of Directors (the “Board”) recommends that stockholders support the current Barnwell team and strategy, which is already delivering positive results, by voting the WHITE proxy card “FOR” Barnwell’s seven highly qualified director nominees, six of whom are independent. Stockholders of record as of February 24, 2020, will be entitled to vote at the meeting.

Mr. Alexander Kinzler, Chief Executive Officer of Barnwell, commented, “In contrast with Sherwood and Tirpak, who are using misleading attacks to promote a flawed plan that would liquidate the Company at the trough of the market and create a shell company for Ned Sherwood to manage, the Company’s Board nominees bring relevant operational, industry, financial and legal expertise and are committed to continuing the Company’s current plan, which is already generating positive results for all stockholders. We urge all stockholders not to put our progress at risk and to vote ‘FOR’ your Board’s nominees on the WHITE proxy card.”

The factsheet follows:

SETTING THE RECORD STRAIGHT

Correcting Sherwood and Tirpak’s False and Misleading Statements

The Dissident stockholders, led by Ned Sherwood and Bradley Tirpak, have FAILED to present a credible plan for Barnwell in the interest of all stockholders, instead spreading fabrications and misrepresentations in an attempt to gain control of Barnwell for their own agenda

Dissident Myths	Barnwell Facts
“Barnwell has significantly underperformed”	Barnwell has in fact outperformed its peers and performed in-line with its relevant index over the past one-, three- and five-year periods[1]
	●	Careful management of the Company’s operations and balance sheet have ensured its continued viability, unlike many of its peers
“Barnwell has reported operating losses for the	Barnwell has in fact generated operating profits for five of the last seven years
past five years”	●	The Company’s most recent Form 10-Q, footnote 8 also shows an operating profit of $1,111,000 for the first fiscal quarter of 2020
	●	The Company reported operating profits of $7,686,000 (fiscal year 2014), $10,209,000 (2015), $202,000 (2016), $5,847,000 (2017) and $3,865,000 (2018), as disclosed in Form 10-K footnotes
Dissidents have “a detailed plan to increase shareholder value”

The Dissidents’ simplistic plan is to liquidate all assets at the trough of the market, which would ignore the value upside and crystalize substantial oil and gas abandonment and reclamation liabilities

	●	Dissidents and their hand-picked nominees may pursue a self-serving plan if they gain control of the Company, putting Barnwell stockholders at risk
	●	Barnwell is divesting non-core legacy assets in a disciplined manner and has seen positive financial results from doing so
	●	Each of the Company’s operating segments has significant value potential, which the Board’s nominees are committed to realizing on behalf of all stockholders
Dissidents would “dramatically cut costs”	The Dissidents offer no plan or insight into what costs they would cut, and lack the relevant operational experience or institutional knowledge to successfully do so
	●	Barnwell has already successfully lowered general and administrative (G&A) expenses, including professional fees and compensation, more than 35% over the last five years
	●	Current Board and management continue exploring ways to reduce G&A expenses
Dissidents’ “nominees have the	The Dissidents’ slate lacks relevant, additive experience and would put the Company’s progress at risk
necessary business experience to succeed”	●	All five Dissident nominees come from finance backgrounds, with little to no operational experience
	●	Only one Dissident nominee has experience in the oil and gas industry (in a company in receivership)
	●	Barnwell’s refreshed slate of nominees has strong industry, financial and investing expertise that has helped with the successful sale of legacy assets and will guide the Company forward

PROTECT YOUR INVESTMENT!

PLEASE VOTE TODAY ON THE WHITE PROXY CARD!

Remember, please discard any blue proxy card you may receive from the Dissident stockholders. Their nominees would potentially risk the Company’s current progress and put into question its current strategy, partnerships and projects.

If you have questions or need assistance in voting your shares, please contact:

Morrow Sodali LLC
(800) 662-5200 (toll-free in North America)
+1 (203) 658-9400 (outside of North America)
BRN@investor.morrowsodali.com

1Based on total shareholder returns, as of March 10, 2019. Index is S&P Oil & Gas Exploration and Production Index. Peers include InPlay Oil Corp, Strategic Oil & Gas Ltd, Eagle Energy Inc, Leucrotta Exploration Inc, Altura Energy Inc, Hemisphere Energy Corp, DXI Energy Inc, SandRidge Energy Inc, Zargon Oil & Gas Ltd, Chesapeake Energy Corp and Pine Cliff Energy Ltd. Source: Bloomberg.

About Barnwell Industries, Inc.

Barnwell Industries, Inc. and its subsidiaries (“Barnwell” or the “Company”) are principally engaged in oil and natural gas exploration, development, production and sales in Canada; investing in leasehold interests in real estate in Hawaii; and well drilling services and water pumping system installation and repairs in Hawaii.

Important Additional Information and Where to Find It

Barnwell has filed and mailed to stockholders a definitive proxy statement on Schedule 14A and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from the Company’s stockholders with respect to its 2020 Annual Meeting of Stockholders. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

General Information Regarding Participants to the Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2020 Annual Meeting of Stockholders. Information regarding the direct and indirect interests, by security holdings or otherwise of the Company’s participants is set forth in the Company’s definitive proxy statement for the 2020 Annual Meeting of Stockholders filed with the SEC on March 2, 2020. The Company’s definitive proxy statement can be found on the SEC’s website at www.sec.gov or the Company’s website at www.brninc.com.

Safe Harbor for Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “plan,” “expect,” “will,” “should,” “could,” “anticipate,” “intend,” “project,” “estimate,” “guidance,” “possible,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to, those described in “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended September 30, 2019 and subsequent filings with the SEC. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. No assurance can be given that the future results covered by the forward-looking statements will be achieved. All forward-looking statements contained in this press release are qualified by these cautionary statements and are made only as of the date of this press release. The Company does not undertake any obligation to update or revise these forward-looking statements except as required by law.

Investor Contact

Morrow Sodali LLC

(800) 662-5200 (toll-free in North America)

+1 (203) 658-9400 (outside of North America)

BRN@investor.morrowsodali.com

Media Contact

Gagnier Communications

Dan Gagnier / Lindsay Barber

(646) 569-5897

Barnwell@gagnierfc.com